UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2011

KBS REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of registrant specified in its charter)

Maryland	000-52606	20-2985918
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

All capitalized terms are defined herein.

Amended and Restated Master Repurchase Agreements

On April 28, 2011, KBS Real Estate Investment Trust, Inc. (the “Company”), through indirect wholly owned subsidiaries, the KBS Borrowers, entered into Amended and Restated Master Repurchase Agreements (the “ARM Repurchase Agreements”) with the Lenders to extend the maturity dates of the Repurchase Agreements through April 28, 2013. As part of the closing of the ARM Repurchase Agreements, the Company paid $120 million in the aggregate to the Lenders, of which approximately $114 million will be used for the reduction of the principal balance under the Repurchase Agreements (the “Principal Payment”), with the remaining $6 million to be used for accrued interest and costs and expenses incurred by the Lenders in connection with the closing of the ARM Repurchase Agreements. The Company will file a Form 8-K disclosing the material terms of the ARM Repurchase Agreements by May 4, 2011.

As of April 28, 2011 and after the application of the Principal Payment, the Goldman ARM Repurchase Agreement had an outstanding principal balance of $82.5 million and the Citigroup ARM Repurchase Agreement had an outstanding principal balance of $64.1 million, for a total outstanding balance under the ARM Repurchase Agreements of $146.6 million.

Extension of Repurchase Agreements Secured by GKK Mezzanine Loan

Commencing on April 22, 2011 and on each of the next three business days, the KBS Borrowers and the Lenders entered into agreements (the “Repurchase Extension Agreements”) which extended the maturity dates of the Repurchase Agreements through the closing of the ARM Repurchase Agreements.

The terms of the Repurchase Extension Agreements were substantially similar to the terms of the agreements relating to the extension of the Repurchase Agreements into which the Lenders and KBS Borrowers previously entered.

Background

On August 22, 2008, the Company, through an indirect wholly owned subsidiary, acquired a senior mezzanine loan with a face amount of $500,000,000 (the “GKK Mezzanine Loan”). The GKK Mezzanine Loan was used to finance a portion of Gramercy Capital Corp.’s (“Gramercy”) acquisition of American Financial Realty Trust (“AFR”) that closed on April 1, 2008. The borrowers under the GKK Mezzanine Loan are (i) the wholly owned subsidiary of Gramercy formed to own 100% of the equity interests in AFR (“AFR Owner”), (ii) AFR and (iii) certain subsidiaries of AFR that directly or indirectly own equity interests in the entities that own the AFR portfolio of properties (collectively, AFR Owner, AFR and these subsidiaries are the “GKK Borrower”). As of April 28, 2011, the outstanding principal balance of the GKK Mezzanine Loan was $458.6 million.

In connection with the Company’s acquisition of the GKK Mezzanine Loan, on August 22, 2008, the Company granted participation interests in the GKK Mezzanine Loan (the “Participation Interests”) to two indirect wholly owned subsidiaries (collectively, the “KBS Borrowers”). Concurrently with the KBS Borrowers’ obtaining the Participation Interests, they entered into repurchase agreements with Goldman Sachs Mortgage Company (“Goldman”) and Citigroup Financial Products Inc. (“Citigroup” and, together with Goldman, the “Lenders”) (collectively, the “Repurchase Agreements”). Together, the Repurchase Agreements were secured by the KBS Borrowers’ entire ownership interest in the Participation Interests.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF REGISTRANT

The information required by Item 2.03 is included herein under Item 1.01 at “Amended and Restated Master Repurchase Agreements” and “Extension of Repurchase Agreements Secured by GKK Mezzanine Loan” and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST, INC.

Dated: April 28, 2011	BY:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chairman of the Board,
Chief Executive Officer and Director